Exhibit 99.1

Part I. FINANCIAL INFORMATION

Item 1. Financial Statements

MGM GROWTH PROPERTIES LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

(unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Real estate investments, net	$8,147,627	$8,310,737
Lease incentive asset	492,146	507,161
Investment in unconsolidated affiliate	815,399	810,066
Cash and cash equivalents	319,576	626,385
Prepaid expenses and other assets	23,873	25,525
Above market lease, asset	38,686	39,867
Operating lease right-of-use assets	280,988	280,565

Total assets	$10,118,295	$10,600,306

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Debt, net	$4,164,898	$4,168,959
Due to MGM Resorts International and affiliates	333	316
Accounts payable, accrued expenses and other liabilities	71,507	124,109
Accrued interest	52,007	48,505
Dividend and distribution payable	139,374	136,484
Deferred revenue	204,023	156,760
Deferred income taxes, net	33,298	33,298
Operating lease liabilities	340,270	341,133

Total liabilities	5,005,710	5,009,564
Commitments and contingencies (Note 11)
Shareholders’ equity
Class A shares: no par value, 1,000,000,000 shares authorized, 156,653,604 and 131,459,651 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	3,562,123	3,114,331
Accumulated deficit	(507,469)	(422,897)
Accumulated other comprehensive loss	(47,730)	(51,197)

Total Class A shareholders’ equity	3,006,924	2,640,237
Noncontrolling interest	2,105,661	2,950,505

Total shareholders’ equity	5,112,585	5,590,742

Total liabilities and shareholders’ equity	$10,118,295	$10,600,306

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Rental revenue	$188,303	$188,303	$564,910	$580,138
Ground lease	6,039	6,039	18,116	18,116

Total Revenues	194,342	194,342	583,026	598,254

Expenses
Depreciation	57,613	58,240	173,322	178,692
Property transactions, net	327	—	1,208	194,990
Ground lease expense	5,920	5,920	17,760	17,760
Acquisition-related expenses	6,287	—	6,565	980
General and administrative	3,895	3,476	11,860	12,089

Total Expenses	74,042	67,636	210,715	404,511

Other income (expense)
Income from unconsolidated affiliate	25,050	25,210	75,808	64,026
Interest income	139	533	537	3,903
Interest expense	(64,225)	(59,974)	(201,412)	(164,549)
Gain (loss) on unhedged interest rate swaps, net	4,411	7,701	33,015	(2,831)
Other	(181)	(36)	(1,103)	(18,817)

	(34,806)	(26,566)	(93,155)	(118,268)

Income before income taxes	85,494	100,140	279,156	75,475
Provision for income taxes	(2,396)	(2,732)	(6,952)	(6,364)

Net income	83,098	97,408	272,204	69,111
Less: Net income attributable to noncontrolling interest	(33,130)	(54,030)	(118,749)	(34,465)

Net income attributable to Class A shareholders	$49,968	$43,378	$153,455	$34,646

Weighted average Class A shares outstanding
Basic	156,799	131,567	149,037	128,788
Diluted	156,982	131,700	149,234	128,935
Earnings per Class A share
Basic	$0.32	$0.34	$1.03	$0.27
Diluted	$0.32	$0.34	$1.03	$0.27

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES LLC

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$83,098	$97,408	$272,204	$69,111
Unrealized gain (loss) on cash flow hedges	7,966	729	27,369	(101,982)

Comprehensive income (loss)	91,064	98,137	299,573	(32,871)

Less: Comprehensive (income) loss attributable to noncontrolling interests	(36,440)	(54,443)	(131,605)	27,291

Comprehensive income (loss) attributable to Class A shareholders	$54,624	$43,694	$167,968	$(5,580)

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net income	$272,204	$69,111
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	173,322	178,692
Property transactions, net	1,208	194,990
Amortization of financing costs	8,587	7,314
Loss on retirement of debt	—	18,129
Non-cash ground lease, net	778	778
Deemed contributions - tax sharing agreement	6,952	6,364
Straight-line rental revenues, excluding amortization of lease incentive asset	48,396	38,046
Amortization of lease incentive asset	15,015	15,015
Amortization of deferred revenue on non-normal tenant improvements	(1,134)	(1,134)
Amortization of cash flow hedges	16,805	5,784
(Gain) loss on unhedged interest rate swaps, net	(33,015)	2,831
Share-based compensation	2,290	1,996
Income from unconsolidated affiliate	(75,808)	(64,026)
Distributions from unconsolidated affiliate	70,475	58,090
Change in operating assets and liabilities:
Prepaid expenses and other assets	(744)	(4,781)
Due to MGM Resorts International and affiliates	(500)	(499)
Accounts payable, accrued expenses and other liabilities	(11,179)	628
Accrued interest	3,502	7,849

Net cash provided by operating activities	497,154	535,177

Cash flows from investing activities
Proceeds from sale of Mandalay Bay real estate assets, net	—	58,615

Net cash provided by investing activities	—	58,615

Cash flows from financing activities
Net repayments under bank credit facility	(10,000)	(1,603,750)
Proceeds from issuance of bridge loan facility	—	1,304,625
Proceeds from issuance of debt	—	800,000
Deferred financing costs	—	(11,307)
Proceeds from issuance of Class A shares, net	792,852	524,616
Redemption of Operating Partnership units	(1,181,276)	(700,000)
Dividends and distributions paid	(405,539)	(453,778)
Other	—	(1,130)

Net cash used in financing activities	(803,963)	(140,724)

Cash and cash equivalents
Net increase (decrease) for the period	(306,809)	453,068
Balance, beginning of period	626,385	202,101

Balance, end of period	$319,576	$655,169

Supplemental cash flow disclosures
Interest paid	$172,518	$143,604
Non-cash investing and financing activities
Accrual of dividend and distribution payable to Class A shareholders and Operating Partnership unit holders	$139,374	$147,941
Investment in MGP BREIT Venture	$—	$802,000
MGP BREIT Venture assumption of bridge loan facility	$—	$1,304,625

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES LLC

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(in thousands)

(unaudited)

	Class A
	Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Class A Shareholders’ Equity	Noncontrolling Interest	Total Shareholders’ Equity
Balance at June 30, 2021	156,646	$—	$3,554,821	$(475,978)	$(52,385)	$3,026,458	$2,119,659	$5,146,117
Net income	—	—	—	49,968	—	49,968	33,130	83,098
Issuance of Class A shares	8	—	231	—	(1)	230	53	283
Cash flow hedges	—	—	—	—	4,656	4,656	3,310	7,966
Share-based compensation	—	—	397	—	—	397	283	680
Deemed contribution - tax sharing agreement	—	—	—	—	—	—	2,396	2,396
Dividends and distributions declared ($0.5200 per Class A share)	—	—	—	(81,459)	—	(81,459)	(57,915)	(139,374)
Other	—	—	6,674	—	—	6,674	4,745	11,419

Balance at September 30, 2021	156,654	$—	$3,562,123	$(507,469)	$(47,730)	$3,006,924	$2,105,661	$5,112,585

	Class A
	Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Class A Shareholders’ Equity	Noncontrolling Interest	Total Shareholders’ Equity
Balance at December 31, 2020	131,460	$—	$3,114,331	$(422,897)	$(51,197)	$2,640,237	$2,950,505	$5,590,742
Net income	—	—	—	153,455	—	153,455	118,749	272,204
Issuance of Class A shares	25,102	—	660,533	—	(4,172)	656,361	136,491	792,852
Redemption of Operating Partnership units	—	—	(220,627)	—	(6,860)	(227,487)	(953,789)	(1,181,276)
Cash flow hedges	—	—	—	—	14,513	14,513	12,856	27,369
Share-based compensation	—	—	1,269	—	—	1,269	1,021	2,290
Deemed contribution - tax sharing agreement	—	—	—	—	—	—	6,952	6,952
Dividends and distributions declared ($1.5300 per Class A share)	—	—	—	(238,027)	—	(238,027)	(170,402)	(408,429)
Other	92	—	6,617	—	(14)	6,603	3,278	9,881

Balance at September 30, 2021	156,654	$—	$3,562,123	$(507,469)	$(47,730)	$3,006,924	$2,105,661	$5,112,585

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES LLC

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(in thousands)

(unaudited)

	Class A
	Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Class A Shareholders’ Equity	Noncontrolling Interest	Total Shareholders’ Equity
Balance at June 30, 2020	131,455	$—	$2,987,682	$(379,587)	$(52,899)	$2,555,196	$3,114,250	$5,669,446
Net income*	—	—	—	43,378	—	43,378	45,871	89,249
Reclassification and remeasurements of temporary equity*	—	—	(17,055)	—	—	(17,055)	13,575	(3,480)
Cash flow hedges*	—	—	—	—	316	316	308	624
Share-based compensation*	—	—	277	—	—	277	308	585
Deemed contribution - tax sharing agreement*	—	—	—	—	—	—	2,335	2,335
Dividends and distributions declared ($0.4875 per Class A share)*	—	—	—	(64,085)	—	(64,085)	(71,660)	(135,745)
Other*	—	—	1	—	—	1	1	2

Balance at September 30, 2020	131,455	$—	$2,970,905	$(400,294)	$(52,583)	$2,518,028	$3,104,988	$5,623,016

(*)	Excludes amounts attributable to redeemable noncontrolling interest. See Note 2.

	Class A
	Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Class A Shareholders’ Equity	Noncontrolling Interest	Total Shareholders’ Equity
Balance at December 31, 2019	113,807	$—	$2,766,325	$(244,381)	$(7,045)	$2,514,899	$4,383,113	$6,898,012
Net income*	—	—	—	34,646	—	34,646	27,865	62,511
Issuance of Class A shares*	17,524	—	443,363	—	(646)	442,717	63,481	506,198
MGP BREIT Venture Transaction*	—	—	8,228	—	59	8,287	55,617	63,904
Partial redemption of temporary equity*	—	—	(15,260)	—	(4,772)	(20,032)	12,500	(7,532)
Reclassification and remeasurements of temporary equity*	—	—	(233,913)	—	—	(233,913)	(1,177,617)	(1,411,530)
Cash flow hedges*	—	—	—	—	(40,226)	(40,226)	(47,799)	(88,025)
Share-based compensation*	—	—	816	—	—	816	933	1,749
Deemed contribution - tax sharing agreement*	—	—	—	—	—	—	5,317	5,317
Dividends and distributions declared ($1.4500 per Class A share)*	—	—	—	(190,559)	—	(190,559)	(216,924)	(407,483)
Other*	124	—	1,346	—	47	1,393	(1,498)	(105)

Balance at September 30, 2020	131,455	$—	$2,970,905	$(400,294)	$(52,583)	$2,518,028	$3,104,988	$5,623,016

(*)	Excludes amounts attributable to redeemable noncontrolling interest. See Note 2.

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except unit amounts)

(unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Real estate investments, net	$8,147,627	$8,310,737
Lease incentive asset	492,146	507,161
Investment in unconsolidated affiliate	815,399	810,066
Cash and cash equivalents	319,576	626,385
Prepaid expenses and other assets	23,873	25,525
Above market lease, asset	38,686	39,867
Operating lease right-of-use assets	280,988	280,565

Total assets	$10,118,295	$10,600,306

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities
Debt, net	$4,164,898	$4,168,959
Due to MGM Resorts International and affiliates	333	316
Accounts payable, accrued expenses and other liabilities	71,507	124,109
Accrued interest	52,007	48,505
Distribution payable	139,374	136,484
Deferred revenue	204,023	156,760
Deferred income taxes, net	33,298	33,298
Operating lease liabilities	340,270	341,133

Total liabilities	5,005,710	5,009,564
Commitments and contingencies (Note 11)
Partners’ capital
General partner	—	—
Limited partners: 268,026,361 and 279,966,531 Operating Partnership units issued and outstanding as of September 30, 2021 and December 31, 2020, respectively.	5,112,585	5,590,742

Total partners’ capital	5,112,585	5,590,742

Total liabilities and partners’ capital	$10,118,295	$10,600,306

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Rental revenue	$188,303	$188,303	$564,910	$580,138
Ground lease	6,039	6,039	18,116	18,116

Total Revenues	194,342	194,342	583,026	598,254

Expenses
Depreciation	57,613	58,240	173,322	178,692
Property transactions, net	327	—	1,208	194,990
Ground lease expense	5,920	5,920	17,760	17,760
Acquisition-related expenses	6,287	—	6,565	980
General and administrative	3,895	3,476	11,860	12,089

Total Expenses	74,042	67,636	210,715	404,511

Other income (expense)
Income from unconsolidated affiliate	25,050	25,210	75,808	64,026
Interest income	139	533	537	3,903
Interest expense	(64,225)	(59,974)	(201,412)	(164,549)
Gain (loss) on unhedged interest rate swaps, net	4,411	7,701	33,015	(2,831)
Other	(181)	(36)	(1,103)	(18,817)

	(34,806)	(26,566)	(93,155)	(118,268)

Income before income taxes	85,494	100,140	279,156	75,475
Provision for income taxes	(2,396)	(2,732)	(6,952)	(6,364)

Net income	$83,098	$97,408	$272,204	$69,111

Weighted average units outstanding
Basic	268,172	303,580	270,171	315,642
Diluted	268,355	303,713	270,368	315,789
Earnings per unit
Basic	$0.31	$0.32	$1.01	$0.22
Diluted	$0.31	$0.32	$1.01	$0.22

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$83,098	$97,408	$272,204	$69,111
Unrealized gain (loss) on cash flow hedges	7,966	729	27,369	(101,982)

Comprehensive income (loss)	$91,064	$98,137	$299,573	$(32,871)

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net income	$272,204	$69,111
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	173,322	178,692
Property transactions, net	1,208	194,990
Amortization of financing costs	8,587	7,314
Loss on retirement of debt	—	18,129
Non-cash ground lease, net	778	778
Deemed contributions - tax sharing agreement	6,952	6,364
Straight-line rental revenues, excluding amortization of lease incentive asset	48,396	38,046
Amortization of lease incentive asset	15,015	15,015
Amortization of deferred revenue on non-normal tenant improvements	(1,134)	(1,134)
Amortization of cash flow hedges	16,805	5,784
(Gain) loss on unhedged interest rate swaps, net	(33,015)	2,831
Share-based compensation	2,290	1,996
Income from unconsolidated affiliate	(75,808)	(64,026)
Distributions from unconsolidated affiliate	70,475	58,090
Change in operating assets and liabilities:
Prepaid expenses and other assets	(744)	(4,781)
Due to MGM Resorts International and affiliates	(500)	(499)
Accounts payable, accrued expenses and other liabilities	(11,179)	628
Accrued interest	3,502	7,849

Net cash provided by operating activities	497,154	535,177

Cash flows from investing activities
Proceeds from sale of Mandalay Bay real estate assets, net	—	58,615

Net cash provided by investing activities	—	58,615

Cash flows from financing activities
Net repayments under bank credit facility	(10,000)	(1,603,750)
Proceeds from issuance of bridge loan facility	—	1,304,625
Proceeds from issuance of debt	—	800,000
Deferred financing costs	—	(11,307)
Proceeds from issuance of Class A shares by MGP	792,852	524,616
Redemption of Operating Partnership units	(1,181,276)	(700,000)
Distributions paid	(405,539)	(453,778)
Other	—	(1,130)

Net cash used in financing activities	(803,963)	(140,724)

Cash and cash equivalents
Net increase (decrease) for the period	(306,809)	453,068
Balance, beginning of period	626,385	202,101

Balance, end of period	$319,576	$655,169

Supplemental cash flow disclosures
Interest paid	$172,518	$143,604
Non-cash investing and financing activities
Accrual of distribution payable to Operating Partnership unit holders	$139,374	$147,941
Investment in MGP BREIT Venture	$—	$802,000
MGP BREIT Venture assumption of bridge loan facility	$—	$1,304,625

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

CONDENSED CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

(in thousands)

(unaudited)

	General Partner	Limited Partners	Total Partners’ Capital
Balance at June 30, 2021	$—	$5,146,117	$5,146,117
Net income	—	83,098	83,098
Proceeds from issuance of Class A shares by MGP	—	283	283
Cash flow hedges	—	7,966	7,966
Share-based compensation	—	680	680
Deemed contribution - tax sharing agreement	—	2,396	2,396
Distributions declared ($0.5200 per unit)	—	(139,374)	(139,374)
Other	—	11,419	11,419

Balance at September 30, 2021	$—	$5,112,585	$5,112,585

	General Partner	Limited Partners	Total Partners’ Capital
Balance at December 31, 2020	$—	$5,590,742	$5,590,742
Net income	—	272,204	272,204
Proceeds from issuance of Class A shares by MGP	—	792,852	792,852
Redemption of Operating Partnership units	—	(1,181,276)	(1,181,276)
Cash flow hedges	—	27,369	27,369
Share-based compensation	—	2,290	2,290
Deemed contribution - tax sharing agreement	—	6,952	6,952
Distributions declared ($1.5300 per unit)	—	(408,429)	(408,429)
Other	—	9,881	9,881

Balance at September 30, 2021	$—	$5,112,585	$5,112,585

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

CONDENSED CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

(in thousands)

(unaudited)

	General Partner	Limited Partners	Total Partners’ Capital
Balance at June 30, 2020	$—	$5,669,446	$5,669,446
Net income*	—	89,249	89,249
Reclassification and remeasurements of temporary equity*	—	(3,480)	(3,480)
Cash flow hedges*	—	624	624
Share-based compensation*	—	585	585
Deemed contribution - tax sharing agreement*	—	2,335	2,335
Distributions declared ($0.4875 per unit)*	—	(135,745)	(135,745)
Other*	—	2	2

Balance at September 30, 2020	$—	$5,623,016	$5,623,016

(*)	Excludes amounts attributable to redeemable capital. See Note 2.

	General Partner	Limited Partners	Total Partners’ Capital
Balance at December 31, 2019	$—	$6,898,012	$6,898,012
Net income*	—	62,511	62,511
Proceeds from issuance of Class A shares by MGP*	—	506,198	506,198
MGP BREIT Venture Transaction*	—	63,904	63,904
Partial redemption of temporary equity*	—	(7,532)	(7,532)
Reclassification and remeasurements of temporary equity*	—	(1,411,530)	(1,411,530)
Cash flow hedges*	—	(88,025)	(88,025)
Share-based compensation*	—	1,749	1,749
Deemed contribution - tax sharing agreement*	—	5,317	5,317
Distributions declared ($1.4500 per unit)*	—	(407,483)	(407,483)
Other*	—	(105)	(105)

Balance at September 30, 2020	$—	$5,623,016	$5,623,016

(*)	Excludes amounts attributable to redeemable capital. See Note 2.

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGM GROWTH PROPERTIES LLC AND MGM GROWTH PROPERTIES OPERATING

PARTNERSHIP LP CONDENSED NOTES TO CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS (Unaudited)

NOTE 1 — BUSINESS

Organization. MGM Growth Properties LLC (“MGP” or the “Company”) is a limited liability company that was organized in Delaware in October 2015. MGP conducts its operations through MGM Growth Properties Operating Partnership LP (the “Operating Partnership”), a Delaware limited partnership that was formed in January 2016 and became a subsidiary of MGP in April 2016. The Company elected to be taxed as a real estate investment trust (“REIT”) commencing with its taxable year ended December 31, 2016.

MGP is a publicly traded REIT primarily engaged through its investment in the Operating Partnership which owns, acquires, leases and invests in large-scale destination entertainment and leisure properties, whose tenants generally offer casino gaming, hotel, convention, dining, entertainment and retail and other amenities. A wholly owned subsidiary of the Operating Partnership leases its real estate properties back to a wholly owned subsidiary of MGM under a master lease agreement (the “MGM-MGP Master Lease”). In February 2020, the Operating Partnership entered into certain transactions to form a venture owned 50.1% by the Operating Partnership and 49.9% by a subsidiary of Blackstone Real Estate Income Trust, Inc. (“BREIT”, such venture, the “MGP BREIT Venture”), which owns the real estate assets of MGM Grand Las Vegas and Mandalay Bay and leases such real estate properties back to a wholly owned subsidiary of MGM under a master lease agreement (the “MGP BREIT Venture lease”, such formation transaction, the “MGP BREIT Venture Transaction”).

As of September 30, 2021, there were approximately 268.0 million Operating Partnership units outstanding in the Operating Partnership, of which MGM owned approximately 111.4 million, or 41.6%, and MGP owned the remaining 58.4%. MGM’s Operating Partnership units are exchangeable into Class A shares of MGP on a one-to-one basis, or cash at the Fair Market Value of a Class A share (as defined in the Operating Partnership’s partnership agreement). The determination of settlement method is at the option of MGP’s independent conflicts committee. MGM’s indirect ownership of these Operating Partnership units is recognized as a noncontrolling interest in MGP’s financial statements. A wholly owned subsidiary of MGP is the general partner of the Operating Partnership and operates and controls all of its business affairs. As a result, MGP consolidates the Operating Partnership and its subsidiaries. MGM also has ownership of MGP’s outstanding Class B share. The Class B share is a non-economic interest in MGP which does not provide its holder any rights to profits or losses or any rights to receive distributions from the operations of MGP or upon liquidation or winding up of MGP but which represents a majority of the voting power of MGP’s shares. As a result, MGP continues to be controlled by MGM through its majority voting rights and is consolidated by MGM.

In March 2021, certain subsidiaries of MGM delivered a notice of redemption to the Company covering approximately 37.1 million Operating Partnership units that they held that was satisfied with aggregate cash proceeds of approximately $1.2 billion using cash on hand together with the proceeds from the issuance of Class A shares. Refer to Note 8 for further discussion.

On August 4, 2021, the Company and the Operating Partnership entered into an agreement with VICI Properties, Inc. (“VICI”) and MGM whereby VICI will acquire the Company in a stock-for-stock transaction (such transaction, the “VICI Transaction”). Pursuant to the agreement, MGP Class A shareholders will have the right to receive 1.366 shares of newly issued VICI stock in exchange for each MGP Class A share outstanding and MGM will have the right to receive 1.366 units of the new VICI operating partnership (“VICI OP”) in exchange for each Operating Partnership unit held by MGM. The fixed exchange ratio represents an agreed upon price of $43 per share of MGP Class A share to the five-day volume weighted average price of VICI stock as of the close of business on July 30, 2021. In connection with the exchange, VICI OP will redeem the majority of MGM’s VICI OP units for cash consideration of $4.4 billion, with MGM retaining approximately 12.2 million VICI OP units. MGP’s Class B share that is held by MGM will be cancelled. The transaction is expected to close in the first half of 2022, subject to customary closing conditions, regulatory approvals, and approval by VICI stockholders (which was received on October 29, 2021).

Subsequent to quarter end, on October 29, 2021, the Company acquired the real estate assets of MGM Springfield from MGM for $400 million of cash consideration. MGM Springfield was added to the MGM-MGP Master Lease between the Company and MGM. Following the closing of the transaction, the annual rent payment under the MGM-MGP Master Lease increased by $30 million, $27.0 million of which is fixed and contractually grows at 2% per year with escalators subject to the tenant meeting an adjusted net revenue to rent ratio. Final regulatory approvals, which were not necessary for the transaction to close, are expected to be received within nine to twelve months following the close of the transaction. Until final regulatory approvals are obtained, the parties will be subject to a trust agreement, which will provide for the property to be placed into a trust (or, at MGM’s option, be returned to MGM) during the interim period in the event that the regulator finds reasonable cause to believe that the Company may not be found suitable. The property will then remain in trust until a final determination regarding the Company’s suitability is made.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation. The accompanying condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information set forth in the Accounting Standards Codification (“ASC”), as published by the Financial Accounting Standards Board (“FASB”), and with the applicable rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. All adjustments (consisting of normal recurring accruals) considered necessary for a fair statement of results for the interim period have been included.

The accompanying condensed consolidated financial statements and related notes should be read in conjunction with the audited financial statements and notes thereto included in the Company’s most recent Annual Report on Form 10-K.

Reclassifications. Certain reclassifications have been made to conform the prior period presentation.

Principles of consolidation. The Company identifies entities for which control is achieved through means other than voting rights and to determine which business enterprise is the primary beneficiary of variable interest entities (“VIE”). A VIE is an entity in which either (i) the equity investors as a group, if any, lack the power through voting or similar rights to direct the activities of such entity that most significantly impact such entity’s economic performance or (ii) the equity investment at risk is insufficient to finance that entity’s activities without additional subordinated financial support. The Company identifies the primary beneficiary of a VIE as the enterprise that has both of the following characteristics: (i) the power to direct the activities of the VIE that most significantly impact the entity’s economic performance; and (ii) the obligation to absorb losses or receive benefits of the VIE that could potentially be significant to the entity. The Company consolidates its investment in a VIE when it determines that it is its primary beneficiary. The Company may change its original assessment of a VIE upon subsequent events such as the modification of contractual arrangements that affect the characteristics or adequacy of the entity’s equity investments at risk and the disposition of all or a portion of an interest held by the primary beneficiary. The Company performs this analysis on an ongoing basis. The consolidated financial statements of MGP include the accounts of the Operating Partnership, a VIE of which the Company is the primary beneficiary, as well as its wholly owned and majority-owned subsidiaries, which represents all of MGP’s assets and liabilities. As MGP holds what is deemed a majority voting interest in the Operating Partnership through its ownership of the Operating Partnership’s sole general partner, it qualifies for the exemption from providing certain of the required disclosures associated with investments in VIEs. The consolidated financial statements of the Operating Partnership include the accounts of its wholly owned subsidiary, MGP Lessor LLC, which is the MGM-MGP Master Lease landlord, a VIE of which the Operating Partnership is the primary beneficiary. As of September 30, 2021, on a consolidated basis, MGP Lessor, LLC had total assets of $9.0 billion primarily related to its real estate investments, and total liabilities of $577.7 million primarily related to its deferred revenue and operating lease liabilities.

For entities determined not to be VIEs, the Company consolidates such entities in which the Company owns 100% of the equity. For entities in which the Company owns less than 100% of the equity interest, the Company consolidates the entity under the voting interest model if it has controlling financial interest based upon the terms of the respective entities’ ownership agreements. If the entity does not qualify for consolidation under the voting interest model and the Company has significant influence over the operating and financial decisions of the entity, the Company accounts for the entity under the equity method, such as the Company’s MGP BREIT Venture, which does not qualify for consolidation as the Company has joint control, given the entity is structured with substantive participating rights whereby both owners participate in the decision making process which prevents the Company from exerting a controlling financial interest, as defined in ASC 810.

Noncontrolling interest. MGP presents noncontrolling interest and classifies such interest as a component of consolidated shareholders’ equity, separate from the Company’s Class A shareholders’ equity. Noncontrolling interest in MGP represents Operating Partnership units currently held by subsidiaries of MGM. Comprehensive income or loss of the Operating Partnership is allocated to its noncontrolling interest based on the noncontrolling interest’s ownership percentage in the Operating Partnership except for income tax expenses. Ownership percentage is calculated by dividing the number of Operating Partnership units held by the noncontrolling interest by the total Operating Partnership units held by the noncontrolling interest and the Company. Issuance of additional Class A shares and Operating Partnership units changes the ownership interests of both the noncontrolling interest and the Company. Such transactions and the related proceeds are treated as capital transactions.

MGM may tender its Operating Partnership units for redemption in exchange for cash equal to the market price of MGP’s Class A shares at the time of redemption or for unregistered Class A shares on a one-for-one basis. Such election to pay cash or issue Class A shares to satisfy an Operating Partnership unitholder’s redemption request is solely within the control of MGP’s independent conflicts committee.

Redeemable noncontrolling interest and redeemable capital. On January 14, 2020 the Operating Partnership agreed to waive its right following the closing of the MGP BREIT Venture Transaction to issue MGP Class A shares, in lieu of cash, to settle redemptions of Operating Partnership units held by MGM up to a maximum cash redemption amount of $1.4 billion. In connection with the waiver, the Operating Partnership and the Company reclassified, from permanent equity to temporary equity, the carrying value of Operating Partnership units that could require cash redemption and remeasured the units to their redemption value. The Operating Partnership units that comprised the $1.4 billion redemption amount were determined based on a 3% discount to the ten-day average closing price prior to the date of determination.

At each subsequent reporting period, the carrying value of temporary equity was remeasured to the greater of: (1) the carrying value of the number of units then considered redeemable, inclusive of the comprehensive income and losses attributed based on a per unit or share basis in accordance with ASC 810 or (2) the redemption value of the number of units that are then redeemable based on the remaining aggregate cash redemption amount and the per share redemption value, except that decreases in the per unit or share redemption were limited to the amount of previous increases, with the differences between the carrying value and the remeasured value being recorded as an adjustment in additional paid-in capital (in lieu of retained earnings) or limited partners’ capital.

The $1.4 billion maximum cash redemption amount was completed by the $700 million redeemed on May 18, 2020 and the $700 million redeemed on December 2, 2020.

The components of equity that related to the Company’s redeemable noncontrolling interest and the Operating Partnership’s redeemable capital were as follows:

(in thousands)
As of June 30, 2020	$700,000
Reclassification and remeasurement adjustments	3,480
Attribution of:
Net income	8,159
Cash flow hedges	105
Share-based compensation	54
Deemed contribution - tax sharing agreement	397
MGP dividends and Operating Partnership distributions declared	(12,196)
Other	1

As of September 30, 2020	$700,000

(in thousands)
As of January 14, 2020	$—
Reclassification and remeasurement adjustments	1,411,530
Attribution of:
Net loss	6,600
Partial redemption of temporary equity	(692,468)
Proceeds from the issuance of Class A shares by MGP	18,418
MGP BREIT Venture Transaction	16,136
Cash flow hedges	(13,957)
Share-based compensation	247
Deemed contribution - tax sharing agreement	1,047
MGP dividends and Operating Partnership distributions declared	(46,887)
Other	(666)

As of September 30, 2020	$700,000

Property transactions, net. Property transactions, net are comprised of transactions related to long-lived assets, such as gains and losses on the disposition of assets.

Fair value measurements. Fair value measurements are utilized in the accounting and impairment assessments of the Company’s real estate investments, investment in unconsolidated affiliate, and certain of its financial assets and liabilities. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and is measured according to a hierarchy that includes: Level 1 inputs, such as quoted prices in an active market; Level 2 inputs, which are observable inputs for similar assets; or Level 3 inputs, which are unobservable inputs. The Company used the following inputs in its fair value measurements:

•	Level 2 inputs for its debt fair value disclosures. See Note 6; and

•	Level 2 inputs when measuring the fair value of its interest rate swaps. See Note 7.

Reportable segment. The Company’s operations consist of investments in real estate, both wholly-owned and through its investment in MGP BREIT Venture, for which all such real estate properties are similar to one another in that they consist of large-scale destination entertainment and leisure properties and related offerings, whose tenants generally offer casino gaming, hotel, convention, dining, entertainment and retail amenities, have similar economic characteristics and are governed by triple-net operating leases. The operating results of the Company’s wholly owned and equity method real estate investments are regularly reviewed, in the aggregate, by the chief operating decision maker. As such, the Company has one reportable segment.

Income tax provision. For interim income tax reporting, the Company estimates its annual effective tax rate and applies it to its year-to-date ordinary income. The tax effects of unusual or infrequently occurring items, including changes in judgment about valuation allowances and effects of changes in tax laws or rates, are reported in the interim period in which they occur. The Company’s effective income tax rate was a provision of 2.8% and 2.5% for the three and nine months ended September 30, 2021, respectively, and 2.7% and 8.4% for the three and nine months ended September 30, 2020, respectively.

The Company and MGM join in the filing of a New Jersey consolidated corporation business tax return and have entered into a tax sharing agreement which provides for an allocation of taxes due in the consolidated New Jersey return. No amounts were due to MGM under the tax sharing agreement between the Company and MGM as of September 30, 2021 or December 31, 2020.

Recently issued accounting standards. In March 2020, the FASB issued ASC 848, “Reference Rate Reform (Topic 848)”. ASC 848 provides optional expedients for applying U.S. GAAP to reference rate reform related contracts, hedging relationships and other qualifying transactions. Application of these expedients preserve the presentation of derivative instruments consistent with past presentation. The guidance is optional and may be elected when or as reference rate reform activities occur. The Company is currently evaluating whether it will elect practical expedients if and when its hedging and related activities are impacted.

NOTE 3 — REAL ESTATE INVESTMENTS

The carrying value of real estate investments is as follows:

	September 30, 2021	December 31, 2020

	(in thousands)
Land	$3,431,228	$3,431,228
Buildings, building improvements, land improvements and integral equipment	7,462,120	7,426,110

	10,893,348	10,857,338
Less: Accumulated depreciation	(2,745,721)	(2,546,601)

	$8,147,627	$8,310,737

NOTE 4 — INVESTMENT IN UNCONSOLIDATED AFFILIATE

As of September 30, 2021, the Operating Partnership’s investment in unconsolidated affiliate was comprised of its 50.1% interest in MGP BREIT Venture. The Operating Partnership recorded its share of income as “Income from unconsolidated affiliate” in the condensed consolidated statements of operations. The Operating Partnership received $23.5 million and $70.5 million in distributions from MGP BREIT Venture during the three and nine months ended September 30, 2021, respectively, and $22.9 million and $58.1 million in distributions from MGP BREIT Venture during the three and nine months ended September 30, 2020, respectively.

Summarized results of operations of MGP BREIT Venture are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

		(in thousands)
Net revenues	$98,681	$98,681	$296,044	$247,800
Net income	50,001	50,320	151,314	127,799

MGP BREIT Venture guarantee. The Operating Partnership provides a guarantee for losses incurred by the lenders of the $3.0 billion indebtedness of the MGP BREIT Venture arising out of certain bad acts by the Operating Partnership, its venture partner, or the venture, such as fraud or willful misconduct, based on the party’s percentage ownership of the MGP BREIT Venture, which guarantee is capped at 10% of the principal amount outstanding at the time of the loss. The Operating Partnership and its venture partner have separately indemnified each other for the other party’s share of the overall liability exposure, if at fault. The guarantee is accounted for under ASC 460 at fair value; such value is immaterial.

MGP BREIT Venture excess cash flow guarantee. The MGP BREIT Venture loan agreement requires that the tenant EBITDAR to MGP BREIT Venture cash interest ratio is maintained above a specified level. If this ratio is not met for two consecutive fiscal quarters, then the borrowers will be unable to distribute excess cash flows to the venture partners unless and until an excess cash flow guarantee is provided. The ratio was not met for the two consecutive quarters ended December 31, 2020, and, as a result, in April 2021, the Operating Partnership and an entity affiliated with BREIT each delivered an excess cash flow guarantee to the lenders covering all distributions since January 1, 2021. The guarantee provides that the MGP BREIT Venture may distribute an aggregate amount of cash not to exceed 9.9% of the principal amount of the MGP BREIT Venture’s outstanding indebtedness under the loan agreement, after which distributions must remain at the MGP BREIT Venture in a restricted cash account until such time as the tenant EBITDAR to MGP BREIT Venture cash interest ratio is met for two consecutive quarters. In addition, in the event of a default under the loan agreement while the ratio is not met, the Company may be required to return its respective share of distributions received during the period covered by the guarantee.

NOTE 5 — LEASES

MGM-MGP Master Lease. The MGM-MGP Master Lease is accounted for as an operating lease and has an initial lease term of ten years that began on April 25, 2016 (other than with respect to MGM National Harbor, as described below) with the potential to extend the term for four additional five-year terms thereafter at the option of the tenant. The lease provides that any extension of its term must apply to all of the real estate under the lease at the time of the extension. With respect to MGM National Harbor, the initial lease term ends on August 31, 2024. Thereafter, the initial term of the lease with respect to MGM National Harbor may be renewed at the option of the tenant for an initial renewal period lasting until the earlier of the end of the then-current term of the lease or the next renewal term (depending on whether MGM elects to renew the other properties under the lease in connection with the expiration of the initial ten-year term). If, however, the tenant chooses not to renew the lease with respect to MGM National Harbor after the initial MGM National Harbor term under the lease, the tenant would also lose the right to renew the lease with respect to the rest of the properties when the initial ten-year lease term ends related to the rest of the properties in 2026. The lease has a triple-net structure, which requires the tenant to pay substantially all costs associated with the lease, including real estate taxes, insurance, utilities and routine maintenance, in addition to the base rent. Additionally, the lease provides MGP with a right of first offer with respect to any future gaming development by MGM on the undeveloped land adjacent to Empire City, which MGP may exercise should MGM elect to sell such property in the future.

Rent under the lease consists of a “base rent” component and a “percentage rent” component. As of September 30, 2021, the base rent represents approximately 91% of the rent payments due under the lease and the percentage rent represents approximately 9% of the rent payments due under the lease. The base rent includes a fixed annual rent escalator of 2.0% for the second through the sixth lease years (as defined in the lease). Thereafter, beginning on April 1, 2022, the annual escalator of 2.0% will be subject to the tenant and, without duplication, the operating subsidiary sublessees of the tenant, collectively meeting an adjusted net revenue to rent ratio of 6.25:1.00 based on their net revenue from the leased properties subject to the lease (as determined in accordance with U.S. GAAP, adjusted to exclude net revenue attributable to certain scheduled subleases and, at the tenant’s option, reimbursed cost revenue). The percentage rent will initially be a fixed amount for approximately the first six years and will then be adjusted every five years based on the average annual adjusted net revenues of the tenant and, without duplication, the operating subtenants, from the leased properties subject to the lease at such time for the trailing five calendar-year period (calculated by multiplying the average annual adjusted net revenues, excluding net revenue attributable to certain scheduled subleases and, at the tenant’s option, reimbursed cost revenue, for the trailing five calendar-year period by 1.4%).

In connection with the commencement of the sixth lease year on April 1, 2021, and the corresponding 2.0% fixed annual rent escalator that went into effect on such date, the base rent under the MGM-MGP Master Lease increased to $764.9 million, resulting in total annual rent under the MGM-MGP Master Lease of $842.8 million.

Straight-line rental revenues from the MGM-MGP Master Lease, which includes lease incentive asset amortization, were $188.3 million and $564.9 million for the three and nine months ended September 30, 2021, respectively, and were $188.3 million and $580.1 million for the three and nine months ended September 30, 2020, respectively. The Company also recognized revenue related to ground lease and other of $6.0 million for both the three months ended September 30, 2021 and 2020 and $18.1 million for both the nine months ended September 30, 2021 and 2020.

Under the MGM-MGP Master Lease, future non-cancelable minimum cash rental payments, which are the payments under the initial 10-year term through April 30, 2026 and do not include the four five-year renewal options and, with respect to MGM National Harbor, through August 31, 2024, are as follows as of September 30, 2021 (and, accordingly, does not reflect the cash rental payments of $30 million annually related to MGM Springfield, for which the related transaction closed subsequent to September 30, 2021):

Year ending December 31,	(in thousands)
2021 (excluding the nine months ended September 30, 2021)	$210,690
2022	784,336
2023	764,861
2024	733,161
2025	669,761
Thereafter	223,254

Total	$3,386,063

NOTE 6 — DEBT

Debt consists of the following:

	September 30, 2021	December 31, 2020

	(in thousands)
Senior secured revolving credit facility	$—	$10,000
5.625% senior notes, due 2024	1,050,000	1,050,000
4.625% senior notes, due 2025	800,000	800,000
4.50% senior notes, due 2026	500,000	500,000
5.75% senior notes, due 2027	750,000	750,000
4.50% senior notes, due 2028	350,000	350,000
3.875% senior notes, due 2029	750,000	750,000

	4,200,000	4,210,000
Less: Unamortized discount and debt issuance costs	(35,102)	(41,041)

	$4,164,898	$4,168,959

Operating Partnership credit agreement and bridge facility. At September 30, 2021, the Operating Partnership senior secured credit facility consisted of a $1.4 billion revolving credit facility. The Operating Partnership’s senior credit facility limits the amount of letters of credit that can be issued to $75 million. No letters of credit were outstanding under the Operating Partnership senior secured credit facility at September 30, 2021. The Operating Partnership was in compliance with its financial covenants at September 30, 2021.

Refer to Note 7 for further discussion of the Company’s interest rate swap agreements.

Fair value of debt. The estimated fair value of the Operating Partnership’s debt was $4.6 billion at September 30, 2021 and $4.5 billion at December 31, 2020. Fair value was estimated using quoted market prices for the Operating Partnership’s senior notes and senior secured credit facility.

NOTE 7 —   DERIVATIVES AND HEDGING ACTIVITIES

The Operating Partnership uses derivative instruments to mitigate the effects of interest rate volatility inherent in its variable rate senior credit facility and forecasted debt issuances for the duration and amount of its interest rate swap agreements, which such variable rate could unfavorably impact future earnings and forecasted cash flows. The Operating Partnership and the Company do not use derivative instruments for speculative or trading purposes.

In May 2021, the Operating Partnership terminated interest rate swap agreements with a notional amount of $1.2 billion which resulted in a loss of less than $0.1 million. Additionally, in June 2021, the Operating Partnership modified and extended certain of its existing interest rate swaps with a combined notional amount of $900 million, effective June 30, 2022. The weighted average fixed rate paid under the modified swap agreements is 1.940% and the variable rate received resets monthly to the one-month LIBOR with no minimum floor. The maturity dates were extended to June 30, 2027.

The interest rate swaps as of September 30, 2021 are summarized in the table below.

Notional Amount	Weighted Average Fixed Rate	Fair Value Liability	Effective Date	Maturity Date
(in thousands, except percentages)
Derivatives designated as hedges:
$900,000	1.940%	$(31,114)	June 30, 2022	June 30, 2027

$900,000		$(31,114)
Derivatives not designated as hedges:
$300,000	1.158%	$(5,053)	September 6, 2019	December 31, 2024
400,000	2.252%	(28,291)	October 1, 2019	December 31, 2029

$700,000		$(33,344)

		$(64,458)

The interest rate swaps as of December 31, 2020 are summarized in the table below.

Notional Amount	Weighted Average Fixed Rate	Fair Value Liability	Effective Date	Maturity Date
(in thousands, except percentages)
Derivatives designated as hedges:
$900,000	1.801%	$(41,131)	November 30, 2021	December 31, 2024

$900,000		$(41,131)
Derivatives not designated as hedges:
$1,200,000	1.844%	$(18,889)	May 3, 2017	November 30, 2021
300,000	1.158%	(10,451)	September 6, 2019	December 31, 2024
400,000	2.252%	(48,453)	October 1, 2019	December 31, 2029

$1,900,000		$(77,793)

		$(118,924)

As of September 30, 2021 and December 31, 2020, the Operating Partnership’s interest rate swaps that are in a liability position are recorded within “Accounts payable, accrued expenses, and other liabilities”.

NOTE 8 — SHAREHOLDERS’ EQUITY AND PARTNERS’ CAPITAL

MGP shareholders

Issuance of Class A shares - March 2021. On March 15, 2021, the Company completed an offering of 21.9 million Class A shares in a registered public offering for net proceeds of approximately $676.0 million.

“At-the-market-offering” (“ATM”) Program. On May 12, 2021, the Company resumed its 2019 ATM program to offer and sell the remaining $117.7 million of Class A shares under the $300 million program through sales agents at prevailing market prices or agreed-upon prices. The Company issued less than 0.1 million and 3.3 million Class A shares for net proceeds of $0.3 million and $116.8 million during the three and nine months ended September 30, 2021, respectively, and completed its ATM program.

Operating Partnership capital

Proceeds from the issuance of Class A shares by MGP - March 2021. On March 15, 2021, in connection with the Company’s registered offering of Class A shares for net proceeds of approximately $676.0 million, such proceeds were used in connection with satisfying the Company’s obligations under the notice of redemption of Operating Partnership units from MGM, discussed below.

Redemption of Operating Partnership units - March 2021. In March 2021, certain subsidiaries of MGM delivered a notice of redemption to the Company covering approximately 37.1 million Operating Partnership units that they held in accordance with the terms of the Operating Partnership’s partnership agreement. In accordance with the terms of such agreement, upon receipt of the notice of redemption, the Company formed a conflicts committee to determine the mix of consideration that it would provide for the Operating Partnership units. The conflicts committee determined that the Company would redeem approximately 15.3 million Operating Partnership units for cash on March 12, 2021 (with such Operating Partnership units retired upon redemption) and would satisfy its remaining obligation under that notice covering the remaining 21.9 million Operating Partnership units using the proceeds, net of underwriters’ discount, from an offering of MGP’s Class A shares on March 15, 2021, for aggregate cash proceeds paid of approximately $1.2 billion. As a result of these collective transactions, MGP’s indirect ownership percentage in the Operating Partnership increased from 47.0% to 57.9%.

MGP Class A share issuance - ATM Program. During the three and nine months ended September 30, 2021, in connection with the Company’s issuance of Class A shares under the ATM program, which completed its ATM program, the Operating Partnership issued less than 0.1 million and 3.3 million Operating Partnership units to the Company, respectively. As a result of these issuances, and as of September 30, 2021, MGP’s ownership percentage in the Operating Partnership was 58.4%.

Accumulated Other Comprehensive Loss. Comprehensive income (loss) includes net income (loss) and all other non-shareholder changes in equity, or other comprehensive income (loss). Elements of the Company’s accumulated other comprehensive loss are reported in the accompanying condensed consolidated statement of shareholders’ equity. The following table summarizes the changes in accumulated other comprehensive loss by component:

	Cash Flow Hedges	Other	Total

	(in thousands)
Balance at June 30, 2021	$(30,206)	$(22,179)	$(52,385)
Other comprehensive income before reclassifications	2,543	—	2,543
Amounts reclassified from accumulated other comprehensive loss to interest expense	5,423	—	5,423

Other comprehensive income	7,966	—	7,966
Other changes in accumulated other comprehensive loss:
Issuance of Class A shares	—	(1)	(1)

Changes in accumulated other comprehensive loss:	7,966	(1)	7,965
Less: Other comprehensive income attributable to noncontrolling interest	(3,310)	—	(3,310)

Balance at September 30, 2021	$(25,550)	$(22,180)	$(47,730)

Balance at December 31, 2020	$(40,063)	$(11,134)	$(51,197)
Other comprehensive income before reclassifications	10,564	—	10,564
Amounts reclassified from accumulated other comprehensive loss to interest expense	16,805	—	16,805

Other comprehensive income	27,369	—	27,369
Other changes in accumulated other comprehensive loss:
Issuance of Class A shares	—	(4,172)	(4,172)
Redemption of Operating Partnership Units	—	(6,860)	(6,860)
Other	—	(14)	(14)

Changes in accumulated other comprehensive loss:	27,369	(11,046)	16,323
Less: Other comprehensive income attributable to noncontrolling interest	(12,856)	—	(12,856)

Balance at September 30, 2021	$(25,550)	$(22,180)	$(47,730)

MGP dividends and Operating Partnership distributions. The Operating Partnership declares and pays distributions. MGP pays its dividends with the receipt of its share of the Operating Partnership’s distributions.

On October 15, 2021, the Company paid a dividend of $0.5200 per Class A share upon receipt of its share of the Operating Partnership’s distribution of $0.5200 per unit made the same day.

NOTE 9 — EARNINGS PER CLASS A SHARE

The table below provides earnings and the number of Class A shares used in the computations of “basic” earnings per share, which utilizes the weighted-average number of Class A shares outstanding without regard to dilutive potential Class A shares, and “diluted” earnings per share, which includes all such shares. Diluted earnings per Class A share does not assume conversion of the Operating Partnership units held by MGM as such conversion would be antidilutive. Earnings per share has not been presented for the Class B shareholder as the Class B share is not entitled to any economic rights in the Company.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(in thousands)
Numerator:
Net income	$49,968	$43,378	$153,455	$34,646
Less: Adjustment related to redeemable noncontrolling interests	—	1,232	—	—

Net income attributable to Class A shares - basic and diluted	$49,968	$44,610	$153,455	$34,646

Denominator:
Weighted average Class A shares outstanding — basic (1)	156,799	131,567	149,037	128,788
Effect of dilutive shares for diluted net income per Class A share (2)	183	133	197	147

Weighted average Class A shares outstanding — diluted (1)	156,982	131,700	149,234	128,935

(1)	Includes weighted average deferred share units granted to certain members of the board of directors.
(2)

Less than 0.1 million shares related to outstanding share-based compensation awards were excluded due to being antidilutive for the nine months ended September 30, 2021. There were no shares excluded due to being antidilutive for the three months ended September 30, 2021. Less than 0.1 million and 0.1 million shares related to outstanding share-based compensation awards were excluded due to being antidilutive for the three and nine months ended September 30, 2020, respectively.

NOTE 10 — EARNINGS PER OPERATING PARTNERSHIP UNIT

The table below provides earnings and the number of Operating Partnership units used in the computations of “basic” earnings per Operating Partnership unit, which utilizes the weighted-average number of Operating Partnership units outstanding without regard to dilutive potential Operating Partnership units, and “diluted” earnings per Operating Partnership units, which includes all such Operating Partnership units.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(in thousands)
Numerator:
Net income	$83,098	$97,408	$272,204	$69,111
Less: Adjustment related to redeemable capital	—	1,232	—	—

Net income attributable to unitholders—basic and diluted	$83,098	$98,640	$272,204	$69,111

Denominator:
Weighted average Operating Partnership units outstanding — basic (1)	268,172	303,580	270,171	315,642
Effect of dilutive shares for diluted net income per Operating Partnership unit (2)	183	133	197	147

Weighted average Operating Partnership units outstanding — diluted (1)	268,355	303,713	270,368	315,789

(1)	Includes weighted average deferred share units granted to certain members of the board of directors.
(2)

Less than 0.1 million units related to outstanding share-based compensation awards were excluded due to being antidilutive for the nine months ended September 30, 2021. There were no units excluded due to being antidilutive for the three months ended September 30, 2021. Less than 0.1 million units and 0.1 million units related to outstanding share-based compensation awards were excluded due to being antidilutive for the three and nine months ended September 30, 2020, respectively.

NOTE 11 — COMMITMENTS AND CONTINGENCIES

Litigation. In the ordinary course of business, from time to time, the Company expects to be subject to legal claims and administrative proceedings, none of which are currently outstanding, which the Company believes could have, individually or in the aggregate, a material adverse effect on its business, financial position, results of operations, or cash flows.